Exhibit 99.8

LETTER TO PARTICIPANTS IN

THE DELAWARE COUNTY BANK AND TRUST COMPANY

EMPLOYEE 401(K) RETIREMENT PLAN

August                 , 2012

Dear [401(k) Plan Participant]:

As a holder of common shares, no par value per share (the “Common Stock”), of DCB Financial Corp (the “Company”) through The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the “401(k) Plan”), you are eligible to participate in the rights offering to purchase additional shares of Common Stock (the “Rights Offering”) through your 401(k) Plan account. Enclosed with this letter, you will find the following materials to facilitate your participation in the Rights Offering through the 401(k) Plan:

•	Offering Prospectus

•	Instructions and Q&A regarding the Rights Offering for 401(k) Plan Participants

•	401(k) Plan Participant Election Form

•	Return envelope addressed to The Delaware County Bank and Trust Company, Trustee of the 401(k) Plan

•	Statement indicating the number of shares of Common Stock you held on 5:00 p.m., Eastern Time, on , 2012 (the “Record Date”)

The number of shares of Common Stock you held on the Record Date determines the number of shares of Common Stock you are authorized to purchase in the Rights Offering.

THE RIGHTS OFFERING SUBSCRIPTION PERIOD FOR 401(k) PLAN PARTICIPANTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                                              , 2012, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE FOR THE RIGHTS OFFERING.

Please understand that your participation in the Rights Offering through the 401(k) Plan is entirely your decision. We encourage you to read the enclosed documents carefully before making a decision to participate. If you have any questions regarding your participation in the Rights Offering through the 401(k) Plan, you may contact the Company’s Subscription and Information Agent, Broadridge Corporate Issuer Solutions, Inc. at 1-800-733-1121, Monday through Friday (except bank holidays), between 9:00 a.m. and 4:00 p.m., Eastern Time.

Very truly yours,

By

Thomas R. Whitney, Secretary of DCB Financial Corp

THE DELAWARE COUNTY BANK AND TRUST COMPANY EMPLOYEE 401(k) PLAN

INSTRUCTIONS AND Q&A REGARDING THE RIGHTS OFFERING

The following questions and answers have been developed to provide the participants of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the “401(k) Plan”) with important information regarding a rights offering (the “Rights Offering”) by DCB Financial Corp (the “Company”). Because the 401(k) Plan allows for investment in common shares, no par value per share, of the Company (“Common Stock”), the 401(k) Plan participants who hold shares of Common Stock through the 401(k) Plan are eligible to participate in the Rights Offering along with all other shareholders of the Company. A detailed description of the Rights Offering is provided in the accompanying “offering prospectus” (the “Prospectus”). The following questions and answers are focused specifically on the 401(k) Plan participants and the procedures for participation in the Rights Offering through the 401(k) Plan. To obtain a complete understanding of the Rights Offering and the procedures to participate in the Rights Offering through the 401(k) Plan, we encourage you to read both the Prospectus and the following questions and answers.

What is the Rights Offering?

As described in the Prospectus, the Company is distributing to holders of shares of Common Stock as of 5:00 p.m., Eastern Time, on                                                  , 2012 (the “Record Date”), at no charge, non-transferable subscription rights to purchase shares of our Common Stock (the “Rights”). The Rights entitle the holders thereof to a basic subscription right and an over-subscription privilege. The basic subscription right gives you the opportunity to purchase one share of Common Stock at a subscription price of $3.80 per share for every three shares of Common Stock you owned as of 5:00 p.m., Eastern Time, on the Record Date. You may exercise all or a portion of your basic subscription right or you may choose not to exercise any Rights at all. However, if you exercise less than your full basic subscription right, you will not be entitled to purchase any additional shares of Common Stock by using your over-subscription privilege. In the event that you purchase all of the shares of Common Stock available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any shares of Common Stock that are not purchased by the Company’s other shareholders through the exercise of their basic subscription right. However, the number of shares you may purchase in the Rights Offering may be reduced under certain circumstances. See “THE RIGHTS OFFERING — Regulatory Limitation” beginning on page          of the Prospectus.

The shares of Common Stock to be issued in the Rights Offering, like our existing shares of Common Stock, will be listed Over The Counter Bulletin Board, under the symbol “DCBF.OB”

The Rights Offering will expire at 5:00 p.m., Eastern Time, on                                              ], 2012 (the “Expiration Date”). However, as a holder of shares of Common Stock through the 401(k) Plan, you must return your properly completed 401(k) Plan Participant Election Form (as defined below) to the 401(k) Plan trustee, The Delaware County Bank and Trust Company (the “Plan Trustee”), by 5:00 p.m., Eastern Time, on                                                    ], 2012, which is the fifth business day prior to the Expiration Date. You may return the 401(k) Plan Participant Election Form via hand delivery, mail or overnight courier. Please note we have included a return envelope for your use. If your 401(k) Plan Participant Election Form is not received by the Plan Trustee by 5:00 p.m., Eastern Time, on                                                 , 2012, the Plan Trustee WILL NOT exercise any Rights on your behalf.

Can I participate in the Rights Offering?

If, as of 5:00 p.m., Eastern Time, on the Record Date, you held shares of Common Stock through the 401(k) Plan, you will be entitled to participate in the Rights Offering.

How will I know how many shares of Common Stock I owned as of the Record Date?

You should have received with this letter a statement showing the number of shares of Common Stock that you held on the Record Date through the 401(k) Plan. You may also determine the number of shares you held through the 401(k) Plan on the Record Date by contacting the Subscription Agent.

Will I also receive Rights for the shares of Common Stock that I own outside the 401(k) Plan?

Yes, you will also receive Rights for any shares of Common Stock that you owned as of 5:00 p.m., Eastern Time, on the Record Date outside of the 401(k) Plan. You will receive separate instructions for exercising the Rights issued with respect to the shares of Common Stock that you owned outside the 401(k) Plan as of the Record Date. This document only describes the procedures for exercising the Rights issued on the shares of Common Stock that you hold through the 401(k) Plan as of the Record Date.

How many shares of Common Stock will I be able to purchase in the Rights Offering through the 401(k) Plan?

As described above and in the Prospectus, your basic subscription right gives you the opportunity to purchase one share of Common Stock at a subscription price of $3.80 per share for every three shares of Common Stock you owned as of 5:00 p.m., Eastern Time, on the Record Date, including those you hold through the 401(k) Plan. Fractional shares of our Common Stock resulting from the exercise of the basic subscription right will be eliminated by rounding down to the nearest whole share. For example, if you owned 100 shares of our Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, you will receive the right to purchase 33 shares of Common Stock for $3.80 per share pursuant to your basic subscription right.

As described above and in the Prospectus, in the event that you purchase all of the shares of Common Stock available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any shares of Common Stock that are not purchased by the Company’s other shareholders through the exercise of their basic subscription rights. You should indicate on your 401(k) Plan Participant Election Form how many additional shares of Common Stock you would like to purchase pursuant to your over-subscription privilege. If sufficient shares of Common Stock are available, the Company will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of Common Stock available to be purchased pursuant to the over-subscription privilege, the Company will allocate the available shares of Common Stock among shareholders who over-subscribed by multiplying the number of shares requested by each shareholder through the exercise of their over-subscription privileges by a fraction that equals (x) the number of shares available to be issued through over-subscription privileges divided by (y) the total number of shares requested by all subscribers through the exercise of their over-subscription privileges. As described above for the basic subscription right, the Company will not issue fractional shares through the exercise of over-subscription privileges. In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription right. Because the Company will not know the actual number of unsubscribed shares prior to the expiration of the Rights Offering, if you wish to maximize the number of shares of Common Stock you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of our Common Stock that may be available to you. In order to perform that calculation, you must assume that no other shareholder, other than you, will subscribe for any shares of Common Stock pursuant to their basic subscription rights.

Where will the funds come from to pay for the Common Stock I elect to purchase by exercising the Rights attributable to my 401(k) Plan account?

You must pay the subscription payment required to exercise Rights attributable to your 401(k) Plan account by liquidating funds in your 401(k) Plan account that are held in the Federated Automated Cash Management Trust (IS). Accordingly, if you elect to exercise some or all of the Rights in your 401(k) Plan account, you must ensure that you have adequate funds in your 401(k) Plan account invested in the Federated Automated Cash Management Trust (IS) to fully pay the subscription payment applicable to the number of Rights that you are exercising. Your funds in the Federated Automated Cash Management Trust (IS) will be liquidated in the amount specified in your 401(k) Plan Participant Election Form on or about                                                  , 2012, and cash equal to the necessary subscription payment will be transferred to the Plan Trustee.

If the amount of funds in your 401(k) Plan account that are held in the Federated Automated Cash Management Trust (IS) is insufficient to purchase the number of shares that you have elected to purchase in the Rights Offering, or if the number of shares you requested is not specified in the forms, the 401(k) Plan will exercise your subscription rights to the fullest extent possible based upon your 401(k) Plan account investment in this fund. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following the expiration of the Rights Offering.

It is the responsibility of each 401(k) Plan participant who chooses to exercise Rights to purchase shares of Common Stock in the Rights Offering to ensure that they have sufficient funds in their 401(k) Plan account invested in the Federated Automated Cash Management Trust (IS) to satisfy the applicable subscription payment, including the amount payable with respect to any shares of Common Stock to be purchased pursuant to the over-subscription privilege. If the participant does not have sufficient funds in their 401(k) Plan account held in the Federated Automated Cash Management Trust (IS) to satisfy the applicable subscription payment, then the participant is responsible for placing appropriate trades from other holdings within their 401(k) account and transferring the funds to the Federated Automated Cash Management Trust (IS). These trades must be completed in sufficient time in advance of the Rights Offering.

How can I exercise the Rights issued on the shares of Common Stock in the 401(k) Plan?

Along with this document, you have received various solicitation materials, including the Prospectus, regarding the Rights Offering with respect to the shares of Common Stock you hold through the 401(k) Plan. The Rights Offering materials you receive with respect to the shares of Common Stock you hold through the 401(k) Plan will also include a non-transferable subscription rights election form (the “401(k) Plan Participant Election Form”). To participate in the Rights Offering, you must indicate on the 401(k) Plan Participant Election Form the number of Rights you wish to exercise pursuant to your basic subscription right, and if you fully exercise your basic subscription right, the number of shares of Common Stock you would like to purchase pursuant to your oversubscription privilege. In addition, you must ensure that you have enough funds in your 401(k) Plan account invested in the Federated Automated Cash Management Trust (IS) to fully pay for the Rights you exercise.

To exercise the Rights that were issued in respect of the shares of Common Stock that you hold through the 401(k) Plan, you must return your 401(k) Plan Participant Election Form by 5:00 p.m., Eastern Time, on                                            , 2012, which is the FIFTH business day prior to the Expiration Date. On the 401(k) Plan Participant Election Form, you must complete the following:

•	Affirm your intention to exercise the Rights that were issued in respect of the shares of Common Stock that you hold through the 401(k) Plan.

•

Authorize the liquidation of funds in your 401(k) Plan account by directing the Plan Trustee as provided in the 401(k) Plan Participant Election Form. You may only pay for the exercise of your Rights through the liquidation of funds in your 401(k) Plan account invested in the Federated Automated Cash Management Trust (IS). Please do not send payment by cash or check directly to the Subscription Agent, the Company, the Plan Trustee or any other party.

How will I know if the purchasing transaction was successful?

The Subscription Agent will close the solicitation window on                                      , 2012 and prepare the final results tabulation. The Plan Trustee will liquidate funds in your 401(k) plan account invested in the Federated Automated Cash Management Trust (IS) as shown on the 401(k) Plan Participant Election Form and make the cash available to the Subscription Agent for the exercise of the Rights.

If the amount of funds in your 401(k) Plan account that are held in the Federated Automated Cash Management Trust (IS) is insufficient to purchase the number of shares that you have elected to purchase in the Rights Offering, or if the number of shares you requested is not specified in the forms, the 401(k) Plan will exercise your subscription rights to the fullest extent possible based upon your 401(k) Plan account investment in this fund. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following the expiration of the Rights Offering.

The Plan Trustee is required to deliver the necessary funds to the Subscription Agent by 5:00 p.m., Eastern Time, on                                       , 2012 . Accordingly, it is critical that you submit your 401(k) Plan Participant Election Form to the Trustee by 5:00 p.m., Eastern Time, on                                         , 2012 to allow the necessary time for processing. Any 401(k) Plan Participant Election Forms received by the Subscription Agent after 5:00 p.m., Eastern Time, on                                                          , 2012 will be voided and the election requests will not be honored. Participants may confirm whether their Rights were exercised by contacting the Subscription Agent.

What happens if the share price of the shares falls below the offering price of $3.80?

If the closing price of a share of Common Stock on the last business day preceding the expiration date of the Rights Offering is less than $3.80, the Plan Trustee will not deliver the subscription agreements or the funds to the Subscription Agent the participants will not receive any shares in the offering, and the subscription price will be re-credited to the participant’s 401(k) Plan account, without interest.

How long do I have to exercise the Rights?

You will be able to exercise your Rights during the period beginning on the date you receive your 401(k) Plan Participant Election Form until 5:00 p.m., Eastern Time, on                                         , 2012.

What happens after the expiration of the Rights Offering?

At 5:00 p.m., Eastern Time, on                                                          , 2012, the Rights issued in the Rights Offering will expire and you will have no further rights under them. On the Expiration Date, the Subscription Agent will perform the Rights exercises based on the prescribed formula. Trades will take place as normal stock transactions. Once the Rights are exercised and the shares of Common Stock are placed in your 401(k) Plan account, you will be able to sell the shares of Common Stock acquired in the Rights Offering according to the procedures adopted by the 401(k) Plan for changing investments. Although the Company will endeavor to issue the shares of Common Stock acquired in the Rights Offering as soon as practicable after the completion of the Rights Offering, there may be a delay between the Expiration Date and the time that the shares are issued.

Will I be notified after the rights have been exercised?

You will not receive a trade confirmation or other notification when the exercise of Rights has been completed. However, you may access your 401(k) account online by going to EPIC Advisors, Inc. website (www.Epic1st.com) and logging in to your account. You will be able to see the transaction history on your account and will see the exercise of Rights represented as a sale of the Federated Automated Cash Management Trust (IS) and subsequent purchase of shares of Common Stock. Please note that these transactions will not show up until after the exercise of Rights has been fully completed.

Who should I contact if I have other questions?

If you have other questions regarding the Rights Offering, or if you have any questions regarding completing a 401(k) Plan Participant Election Form or submitting payment in the Rights Offering, please contact Broadridge Corporate Issuer Solutions, Inc., at 1-800-733-1121 (toll free), Monday through Friday (except bank holidays), between 9:00 a.m. and 4:00 p.m., Eastern Time.

THE DELAWARE COUNTY BANK AND TRUST COMPANY EMPLOYEE 401(K) RETIREMENT PLAN

NON-TRANSFERABLE SUBSCRIPTION RIGHTS ELECTION FORM

(THE “401(K) PLAN PARTICIPANT ELECTION FORM’)

THIS FORM MUST BE COMPLETED AND RETURNED TO THE DELAWARE COUNTY BANK

AND TRUST COMPANY (THE “PLAN TRUSTEE”) BY 5:00 P.M., EASTERN TIME, ON

                                                     , 2012

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN DCB FINANCIAL CORP’S PROSPECTUS DATED                                         , 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. BY CALLING 1- 800-733-1121.

Employee:	Employee Social Security Number:

Date of Birth:	Employee Number:

Work Phone:	Date of Hire:

Home Phone:	Home Address:

Spouse Name:	Spouse Date of Birth:

SECTION I. RIGHTS OFFERING ELECTION

As a participant in THE DELAWARE COUNTY BANK AND TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN (the “401(k) Plan”), I acknowledge receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase common shares, no par value per share (“Common Stock”), of DCB Financial Corp (the “Company”).

I (we) hereby instruct as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐         Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐         Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

Number of Shares Being Purchased (the sum of (A) and (C) below):

Total Subscription Payment Required (the sum of (B) and (D) below):

Basic Subscription Right

As described in the accompanying Prospectus, I have subscription rights with respect to each share of Common Stock I owned as of 5:00 p.m., Eastern Time, on the Record Date. The basic subscription right of such rights allows me to subscribe to purchase one share of Common Stock at a subscription price of $3.80 per share for every three shares of Common Stock I owned as of 5:00 p.m., Eastern Time, on the Record Date.

I hereby exercise my basic subscription right to apply to purchase:							(A)
					(no. of new shares)
		x	$3.80	=
The subscription payment applicable to such exercise of my basic subscription right is equal to:	(no. of new shares)		(Subscription Price)		(price of new shares	)	(B)

Oversubscription Privilege

As described in the accompanying Prospectus, in the event that I purchase all of the shares of Common Stock available to me pursuant to my basic subscription right, I may also choose to purchase a portion of any shares of Common Stock that are not purchased by the Company’s other shareholders through the exercise of their basic subscription rights (the “Unsubscribed Shares”).

I have purchased all shares of Common Stock available to me pursuant to my basic subscription right and wish to purchase additional shares of Common Stock pursuant to my oversubscription privilege.

☐ Yes ☐ No

I apply for	(C) Unsubscribed	x	$3.80	=		(D)
	Shares pursuant to my oversubscription privilege		(Subscription Price)		(price of new shares)

PAYMENT

If you elect to participate in the Rights Offering, Broadridge Corporate Issuer Solutions, Inc. will instruct The Delaware County Bank and Trust Company, the Plan Trustee, to liquidate funds in your 401(k) Plan account held in the Federated Automated Cash Management Trust (IS) in an amount equal to the Total Subscription Payment Required (the sum of (B) and (D) above).

SECTION II. AUTHORIZATION AND CERTIFICATION

By executing this 401(k) Plan Participant Election Form:

(i)	I authorize the Subscription Agent and the Plan Trustee to subscribe for the number of shares of Common Stock listed in Section I of this form in accordance with the Rights Offering and to liquidate funds in my 401(k) Plan account invested in the Federated Automated Cash Management Trust (IS) on my behalf in order for me to participate in the Rights Offering, and agree that this election shall remain in effect until the Expiration Date of the Rights Offering stated in the Prospectus.

(ii)	I acknowledge and agree that:

a.	if the amount of funds in your 401(k) Plan account that are held in the Federated Automated Cash Management Trust (IS) is insufficient to purchase the number of shares that you have elected to purchase in the Rights Offering, or if the number of shares you requested is not specified in the forms, the 401(k) Plan will exercise your subscription rights to the fullest extent possible based upon your 401(k) Plan account investment in this fund. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following the expiration of the Rights Offering;

b.	book entry shares (in lieu of certificates) representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the Rights Offering in accordance with the terms of the Prospectus. I understand that these shares of Common Stock will be credited to my 401(k) Plan account and will not be issued to me personally;

c.	if I fail to properly complete and duly sign this 401(k) Plan Rights Offering Election Form or otherwise fail to follow the subscription procedures that apply to the exercise of my Rights before 5:00 p.m., Eastern Time, on 2012, the Plan Trustee will reject my subscription;

d.	neither the Company, the Subscription Agent nor the Plan Trustee accepts any responsibility to contact me (us) concerning an incomplete or incorrect 401(k) Plan Rights Offering Election Form, nor are they under any obligation to correct my 401(k) Plan Rights Offering Election Form; and

e.	each of the Company, the Subscription Agent and the Plan Trustee has the sole discretion to determine whether my subscription exercise properly complies with the subscription procedures.

(iii)	I agree to all of the terms and conditions of this 401(k) Plan Participant Election Form and also those of the Prospectus, which is incorporated into this 401(k) Plan Participant Election Form by reference.

Participant Signature	Date

Signature of Authorized Bank Employee	Date

FOR SUBSCRIPTION AGENT’S OFFICE USE ONLY:

Date Received	System Entry Date